Exhibit 32.1

CERTIFICATIONS OF PRINCIPAL EXECUTIVE OFFICER AND PRINCIPAL FINANCIAL OFFICER
PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
(18 U.S.C 1350)

Each of the undersigned officers of Spirit Realty Capital, Inc. (the “Company”) hereby certifies, for purposes of Section 1350 of Chapter 63 of Title 18 of the United States Code, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to his knowledge:

(i)
the accompanying Quarterly Report on Form 10-Q of the Company for the period ended September 30, 2015, as amended to date, (the “Report”) fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, as amended, and

(ii)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:	October 31, 2016	/s/ THOMAS H. NOLAN, JR.
Thomas H. Nolan, Jr.
Chief Executive Officer

/s/ PHILLIP D. JOSEPH, JR.
Phillip D. Joseph, Jr.
Executive Vice President,
Chief Financial Officer and Treasurer
The foregoing certification is being furnished with the Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2015 pursuant to 18 U.S.C. Section 1350. It is not being filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and it is not to be incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.
A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.